Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. Reports Second Quarter 2015 Earnings

Scranton, PA, July 21/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three and six months ended June 30, 2015. Peoples reported net income of $4.4 million, or $0.59 per basic and diluted weighted average share for the second quarter of 2015, compared to $3.3 million, or $0.44 per share, for the comparable period of 2014.

Core net income for the three months ended June 30, 2015 was $4.4 million, a decrease of 1.6% from $4.5 million for the first quarter of 2015 and an increase of 14.1% from $3.9 million for the same period in 2014. The results for the three months ended June 30, 2014, include pre-tax acquisition related expenses of approximately $1.0 million. Core net income per share for the three months ended June 30, 2015 was $0.59, compared to $0.60 for the first quarter of 2015 and $0.51 for the same period in 2014.

Net income for the six months ended June 30, 2015, totaled $9.5 million or $1.26 per share compared to $8.0 million or $1.06 per share for the same period last year.

Core net income for the six months ended June 30, 2015 was $8.9 million, down 0.5% from $9.0 million for the same period in 2014. Core net income per share for the six months ended June 30, 2015 was $1.18, a decrease from $1.19 for the same period in 2014. The results for the six months ended June 30, 2015 include net gains on sale of investment securities of $832.0 thousand compared to $160.0 thousand in the first six months of 2014. Pre-tax acquisition related expenses recognized in the first half of 2014 approximated $1.6 million.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The three and six months ended June 30, reported results for 2015 and 2014 contained items which Peoples considers non-core, namely net gains on sales of investment securities available-for-sale and one-time acquisition related expenses. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

SECOND QUARTER NOTABLES

•	Core net income per share increased to $0.59 in the second quarter of 2015 versus $0.51 for the same period in 2014.

•	For the second quarter of 2015, return on average assets and core return on average assets were both 1.03% compared to 0.78% and 0.91%, respectively for the same period in 2014.

•	At the end of the second quarter of 2015, loans, net grew $21.6 million from December 31, 2014.

•	Nonperforming assets decreased to $10.5 million at the end of the second quarter of 2015 from $11.3 million at the end of the first quarter 2015 and $10.3 million at December 31, 2014.

•	Tangible book value per share improved $0.18 to $24.14 at the end of the second quarter of 2015 compared to $23.96 at March 31, 2015 and $23.57 at December 31, 2014.

INCOME STATEMENT REVIEW

The tax-equivalent net interest margins for the three and six months ended June 30, were 3.84% and 3.86% in 2015, compared to 3.73% and 3.90% in 2014, respectively. Loan accretion included in loan interest income for the six months ended June 30, 2015 related to loans acquired in the fourth quarter of 2013 was $347.0 thousand, resulting in an increase in the tax-equivalent net interest margin of 4 basis points. For the second quarter of 2015, loan accretion included in loan interest income related to loans acquired was $122.0 thousand. Loan accretion included in loan interest income in the first half of 2014 related to loans acquired in the fourth quarter of 2013 was $1.4 million, resulting in an increase in the tax-equivalent net interest margin of 18 basis points. For the second quarter of 2014, loan accretion included in loan interest income related to loans acquired was $526.0 thousand.

Tax-equivalent net interest income for the six months ended June 30, decreased $227 thousand to $29.8 million in 2015 from $30.0 million in 2014. The decrease in tax equivalent net interest income was primarily due to a 4 basis point decrease in the tax-equivalent net interest margin caused by a $1.1 million decrease in loan accretion recognized in the first half of 2015 when compared to the same period in 2014. The tax-equivalent yield on the loan portfolio decreased to 4.66% for the six months ended June 30, 2015 compared to 4.92% for the comparable period in 2014. Loans, net averaged $1.2 billion in 2015 and 2014. For the six months ended June 30, the tax-equivalent yield on total investments decreased to 2.76% in 2015 from 2.79% in 2014. Average investments totaled $310.5 million in 2015 and $320.5 million in 2014. Average interest-bearing liabilities decreased slightly for the six months ended June 30, 2015, compared to the corresponding period last year. The cost of funds declined to 0.52% in the six months ended June 30, 2015 from 0.59% for the same period of 2014. Tax-equivalent net interest income for the three months ended June 30, increased to $14.9 million in 2015 from $14.5 million in 2014.

The provision for loan losses totaled $1.5 million for the six months ended June 30, 2015, compared to $2.1 million for the same period last year. The decrease in the provision for loan losses in 2015 was due to the application of our allowance for loan losses methodology, which was primarily influenced by reporting a lower level of nonperforming assets as a percentage of loans and foreclosed assets and a lower net charge-off ratio compared to the prior year period. For the quarter ended June 30, the provision for loan losses was $750.0 thousand in 2015 and $1.2 million in 2014.

For the six months ended June 30, noninterest income totaled $7.9 million in 2015, an increase from $7.3 million in 2014. Net gains on sale of investment securities were $832 thousand in 2015 compared to $160 thousand in 2014. Increases in wealth management services and mortgage banking activities more than offset a decrease in service charges, fees and commissions, revenues from merchant services, income from fiduciary activities, and life insurance investment income. For the three months ended June 30, noninterest income totaled $3.6 million in 2015 and $3.8 million in 2014.

Noninterest expense decreased $921.0 thousand or 3.9% to $22.6 million for the six months ended June 30, 2015, from $23.5 million for the six months ended June 30, 2014. The recognition of acquisition related expense of $1.6 million in 2014 was the primary cause for the decrease. There were no similar charges recognized in 2015. For the second quarter, noninterest expense amounted to $11.5 million in 2015 and $12.2 million in 2014.

BALANCE SHEET REVIEW

Total assets, loans and deposits totaled $1.7 billion, $1.2 billion and $1.4 billion, respectively, at June 30, 2015. Loans, net increased $21.6 million or 1.8% comparing the end of the second quarter 2015 to year-end 2014. Total deposits were unchanged through six months of 2015. Noninterest-bearing deposits decreased $16.7 million or 10.7% on an annualized basis while interest-bearing deposits increased $15.9 million or 2.8% on an annualized basis in 2015. Total investments were $332.4 million at June 30, 2015, including $318.8 million securities classified as available-for-sale and $13.6 million classified as held-to-maturity.

Stockholders’ equity equaled $250.4 million or $33.20 per share at June 30, 2015, and $246.8 million or $32.69 per share at December 31, 2014. Total tangible stockholders’ equity improved to $182.1 million or $24.14 per share at June 30, 2015, compared to $177.9 million or $23.57 per share at year-end 2014. Dividends declared for the six months ended June 30, 2015 amounted to $0.62 per share representing a dividend payout ratio of 49.2%.

ASSET QUALITY REVIEW

Nonperforming assets were $10.5 million or 0.86% of loans, net and foreclosed assets at June 30, 2015, an improvement from $11.3 million or 0.91% at March 31, 2015, and $10.9 million or 0.90% at December 31, 2014. The allowance for loan losses equaled $11.4 million or 0.93% of loans, net at June 30, 2015 compared to $10.3 million or 0.85% of loans, net, at December 31, 2014. The allowance for loan losses as a percentage of loans, net increased from 0.82% at June 30, 2014 to 0.93% at June 30, 2015. Loans charged-off, net of recoveries, for the six months ended June 30, 2015, equaled $410.0 thousand or 0.07% of average loans, compared to $918.0 thousand or 0.15% of average loans for the six months ended June 30, 2014.

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Lackawanna, Lehigh, Luzerne, Monroe, Susquehanna, Wayne and Wyoming Counties in Pennsylvania and Broome County in New York through 26 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

SOURCE: Peoples Financial Services Corp.

/Contact:   MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com

Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp., Peoples Security Bank and Trust Company, and its subsidiaries (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations, present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend

(In thousands, except per share data)

	June 30 2015	Mar 31 2015	Dec 31 2014	Sept 30 2014	June 30 2014

Key performance data:
Per share data:
Net income	$0.59	$0.67	$0.58	$0.70	$0.44
Core net income (1)	$0.59	$0.60	$0.58	$0.65	$0.51
Cash dividends declared	$0.31	$0.31	$0.31	$0.31	$0.31
Book value	$33.20	$33.05	$32.69	$32.60	$32.35
Tangible book value (1)	$24.14	$23.96	$23.57	$23.43	$23.14
Market value:
High	$43.76	$49.26	$52.52	$52.52	$53.05
Low	$36.89	$39.35	$44.17	$45.99	$42.50
Closing	$39.61	$44.87	$49.68	$45.99	$51.39
Market capitalization	$298,767	$338,695	$375,002	$347,149	$387,910
Common shares outstanding	7,542,725	7,548,358	7,548,358	7,548,358	7,548,358

Selected ratios:

Return on average stockholders’ equity	7.14%	8.28%	7.06%	8.49%	5.60%

Core return on average stockholders’ equity (1)	7.14%	7.40%	7.06%	7.87%	6.52%

Return on average tangible stockholders’ equity (1)	9.84%	11.48%	9.81%	11.85%	7.90%

Core return on average tangible stockholders’ equity (1)	9.84%	10.25%	9.81%	10.98%	9.21%

Return on average assets	1.03%	1.20%	1.01%	1.20%	0.78%

Core return on average assets (1)	1.03%	1.07%	1.01%	1.11%	0.91%

Stockholders’ equity to total assets	14.33%	14.55%	14.17%	14.27%	14.10%

Efficiency ratio (2)	62.95%	58.63%	61.80%	56.79%	67.91%

Nonperforming assets to loans, net, and foreclosed assets	0.86%	0.91%	0.90%	1.11%	1.35%

Net charge-offs to average loans, net	0.04%	0.09%	0.21%	0.04%	0.15%

Allowance for loan losses to loans, net	0.93%	0.87%	0.85%	0.86%	0.82%

Earning assets yield (FTE) (3)	4.22%	4.28%	4.19%	4.25%	4.17%

Cost of funds	0.50%	0.54%	0.54%	0.56%	0.59%

Net interest spread (FTE) (3)	3.72%	3.74%	3.65%	3.69%	3.58%

Net interest margin (FTE) (3)	3.84%	3.88%	3.79%	3.84%	3.73%

(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by net interest income and noninterest income.
(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate of 35%.

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

Six Months Ended	June 30 2015	June 30 2014
Interest income:
Interest and fees on loans:
Taxable	$26,731	$27,159
Tax-exempt	1,129	1,142
Interest and dividends on investment securities:
Taxable	1,716	1,870
Tax-exempt	1,640	1,646
Dividends	15	30
Interest on interest-bearing deposits in other banks	26	19
Interest on federal funds sold	9	48
Total interest income	31,266	31,914

Interest expense:
Interest on deposits	2,460	2,771
Interest on short-term borrowings	12	58
Interest on long-term debt	511	585
Total interest expense	2,983	3,414
Net interest income	28,283	28,500
Provision for loan losses	1,500	2,058
Net interest income after provision for loan losses	26,783	26,442

Noninterest income:
Service charges, fees, commissions	3,154	3,181
Merchant services income	1,753	1,782
Commissions and fees on fiduciary activities	946	1,115
Wealth management income	403	352
Mortgage banking income	470	292
Life insurance investment income	377	456
Net gains on sale of investment securities available-for-sale	832	160
Total noninterest income	7,935	7,338

Noninterest expense:
Salaries and employee benefits expense	10,846	10,129
Net occupancy and equipment expense	4,617	4,060
Merchant services expense	1,183	1,060
Amortization of intangible assets	600	676
Acquisition related expenses		1,616
Other expenses	5,359	5,985
Total noninterest expense	22,605	23,526
Income before income taxes	12,113	10,254
Provision for income tax expense	2,638	2,225
Net income	$9,475	$8,029

Other comprehensive income (loss):
Unrealized gains (losses) on investment securities available-for-sale	$(692)	$3,636
Reclassification adjustment for gains included in net income	(832)	(160)
Income tax expense (benefit) related to other comprehensive income	(533)	1,216
Other comprehensive income (loss), net of income taxes	(991)	2,260
Comprehensive income	$8,484	$10,289

Per share data:
Net income	$1.26	$1.06
Cash dividends declared	$0.62	$0.62
Average common shares outstanding	7,547,272	7,549,300

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

Three months ended	June 30 2015	Mar 31 2015	Dec 31 2014	Sept 30 2014	June 30 2014

Interest income:
Interest and fees on loans:
Taxable	$13,391	$13,340	$13,281	$13,876	$13,159
Tax-exempt	570	559	658	465	507
Interest and dividends on investment securities available-for-sale:
Taxable	816	900	1,069	1,007	942
Tax-exempt	835	805	809	816	817
Dividends	6	9	18	2	14
Interest on interest-bearing deposits in other banks	15	11	9	10	9
Interest on federal funds sold	5	4	6	16	34
Total interest income	15,638	15,628	15,850	16,192	15,482

Interest expense:
Interest on deposits	1,192	1,268	1,306	1,354	1,414
Interest on short-term borrowings	4	8	4	9	24
Interest on long-term debt	252	259	276	279	289
Total interest expense	1,448	1,535	1,586	1,642	1,727
Net interest income	14,190	14,093	14,264	14,550	13,755
Provision for loan losses	750	750	800	666	1,201
Net interest income after provision for loan losses	13,440	13,343	13,464	13,884	12,554

Noninterest income:
Service charges, fees, commissions	1,542	1,612	1,669	1,634	1,557
Merchant services income	963	790	765	1,002	888
Commissions and fees on fiduciary activities	487	459	489	575	548
Wealth management income	198	205	183	217	165
Mortgage banking income	248	222	214	142	193
Life insurance investment income	188	189	213	109	267
Net gains on sale of investment securities available-for-sale		832		701	160
Total noninterest income	3,626	4,309	3,533	4,380	3,778

Noninterest expense:
Salaries and employee benefits expense	5,613	5,233	5,769	4,754	4,961
Net occupancy and equipment expense	2,149	2,468	2,022	2,020	2,327
Merchant services expense	650	533	514	662	495
Amortization of intangible assets	295	305	324	334	333
Acquisition related expenses				109	1,008
Other expenses	2,804	2,555	2,694	3,205	3,115
Total noninterest expense	11,511	11,094	11,323	11,084	12,239
Income before income taxes	5,555	6,558	5,674	7,180	4,093
Income tax expense	1,124	1,514	1,290	1,944	762
Net income	$4,431	$5,044	$4,384	$5,236	$3,331

Other comprehensive income (loss):
Unrealized gains (losses) on investment securities available-for-sale	$(1,459)	$767	$1,532	$(825)	$1,242
Reclassification adjustment for gains included in net income		(832)		(701)	(160)
Change in pension liability			(3,684)
Income tax expense (benefit) related to other comprehensive income (loss)	(510)	(23)	(753)	(534)	378
Other comprehensive income (loss), net of income taxes	(949)	(42)	(1,399)	(992)	704
Comprehensive income	$3,482	$5,002	$2,985	$4,244	$4,035

Per share data:
Net income	$0.59	$0.67	$0.58	$0.70	$0.44
Cash dividends declared	$0.31	$0.31	$0.31	$0.31	$0.31
Average common shares outstanding	7,546,198	7,548,358	7,548,358	7,548,358	7,548,358

Peoples Financial Services Corp.

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	June 30 2015	Mar 31 2015	Dec 31 2014	Sept 30 2014	June 30 2014

Net interest income:
Interest income
Loans, net:
Taxable	$13,391	$13,340	$13,281	$13,876	$13,159
Tax-exempt	877	860	1,013	715	779
Total loans, net	14,268	14,200	14,294	14,591	13,938
Investments:
Taxable	822	909	1,087	1,009	956
Tax-exempt	1,285	1,238	1,244	1,256	1,258
Total investments	2,107	2,147	2,331	2,265	2,214
Interest on interest-bearing balances in other banks	15	11	9	10	9
Federal funds sold	5	4	6	16	34
Total interest income	16,395	16,362	16,640	16,882	16,195
Interest expense:
Deposits	1,192	1,268	1,306	1,354	1,414
Short-term borrowings	4	8	4	9	24
Long-term debt	252	259	276	279	289
Total interest expense	1,448	1,535	1,586	1,642	1,727
Net interest income	$14,947	$14,827	$15,054	$15,240	$14,468

Loans, net:
Taxable	4.62%	4.68%	4.67%	4.88%	4.69%
Tax-exempt	4.89%	4.96%	5.85%	5.05%	4.94%
Total loans, net	4.63%	4.70%	4.74%	4.89%	4.71%
Investments:
Taxable	1.60%	1.68%	1.63%	1.57%	1.72%
Tax-exempt	5.05%	5.36%	5.20%	5.10%	5.15%
Total investments	2.74%	2.78%	2.57%	2.55%	2.77%
Interest-bearing balances with banks	0.57%	1.64%	0.34%	0.68%	0.83%
Federal funds sold	0.35%	0.19%	0.31%	0.19%	0.31%
Total earning assets	4.22%	4.28%	4.19%	4.25%	4.17%
Interest expense:
Deposits	0.43%	0.46%	0.46%	0.48%	0.51%
Short-term borrowings	0.38%	0.31%	0.14%	0.42%	0.51%
Long-term debt	3.16%	3.21%	3.26%	3.21%	3.27%
Total interest-bearing liabilities	0.50%	0.54%	0.54%	0.56%	0.59%
Net interest spread	3.72%	3.74%	3.65%	3.69%	3.58%
Net interest margin	3.84%	3.88%	3.79%	3.84%	3.73%

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands, except per share data)

At period end	June 30 2015	Mar 31 2015	Dec 31 2014	Sept 30 2014	June 30 2014

Assets:
Cash and due from banks	$28,847	$24,193	$24,656	$21,179	$51,416
Interest-bearing balances in other banks	6,710	6,813	6,770	6,932	10,592
Federal funds sold		8,625		6,100	15,400
Investment securities:
Available-for-sale	318,790	280,300	339,586	350,825	312,323
Held-to-maturity	13,626	14,172	14,665	15,264	15,915
Total investments	332,416	294,472	354,251	366,089	328,238
Loans held for sale	2,879	3,101	3,486	2,961	2,757
Loans, net	1,231,541	1,237,168	1,209,894	1,179,942	1,179,847
Less: allowance for loan losses	11,428	10,803	10,338	10,171	9,622
Net loans	1,220,113	1,226,365	1,199,556	1,169,771	1,170,225
Premises and equipment, net	26,552	26,117	25,433	25,692	25,670
Accrued interest receivable	5,507	4,922	5,580	5,381	5,576
Goodwill	63,370	63,370	63,370	63,370	63,370
Other intangible assets, net	4,901	5,197	5,501	5,826	6,159
Other assets	56,460	50,786	53,066	51,477	51,703
Total assets	$1,747,755	$1,713,961	$1,741,669	$1,724,778	$1,731,106

Liabilities:
Deposits:
Noninterest-bearing	$296,823	$305,037	$313,498	$302,279	$295,922
Interest-bearing	1,127,944	1,111,241	1,112,060	1,123,349	1,126,880
Total deposits	1,424,767	1,416,278	1,425,558	1,425,628	1,422,802
Short-term borrowings	25,860		19,557	6,514	14,088
Long-term debt	31,663	32,318	33,140	34,020	34,925
Accrued interest payable	443	460	574	597	580
Other liabilities	14,618	15,447	16,061	11,950	14,546
Total liabilities	1,497,351	1,464,503	1,494,890	1,478,709	1,486,941

Stockholders’ equity:
Common stock	15,086	15,097	15,097	15,097	15,097
Capital surplus	140,045	140,232	140,214	140,150	140,150
Retained earnings	97,093	95,000	92,297	90,252	87,356
Accumulated other comprehensive income (loss)	(1,820)	(871)	(829)	570	1,562
Less: Treasury stock, at cost
Total stockholders’ equity	250,404	249,458	246,779	246,069	244,165
Total liabilities and stockholders’ equity	$1,747,755	$1,713,961	$1,741,669	$1,724,778	$1,731,106

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands except per share data)

Average quarterly balances	June 30 2015	Mar 31 2015	Dec 31 2014	Sept 30 2014	June 30 2014

Assets:
Loans, net:
Taxable	$1,163,445	$1,155,435	$1,127,719	$1,127,888	$1,124,273
Tax-exempt	71,978	70,334	68,731	56,214	63,295
Total loans, net	1,235,423	1,225,769	1,196,450	1,184,102	1,187,568
Investments:
Taxable	205,950	219,360	265,132	254,556	223,220
Tax-exempt	101,966	93,715	94,870	97,822	97,879
Total investments	307,916	313,075	360,002	352,378	321,099
Interest-bearing balances with banks	10,583	2,718	10,620	5,875	4,342
Federal funds sold	5,722	8,674	7,663	34,227	44,553
Total earning assets	1,559,644	1,550,236	1,574,735	1,576,582	1,557,562
Other assets	166,634	161,103	149,001	152,821	150,877
Total assets	$1,726,278	$1,711,339	$1,723,736	$1,729,403	$1,708,439

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$1,123,810	$1,109,914	$1,124,702	$1,126,915	$1,118,108
Noninterest-bearing	300,855	298,166	300,287	303,441	288,015
Total deposits	1,424,665	1,408,080	1,424,989	1,430,356	1,406,123
Short-term borrowings	4,232	10,373	11,046	8,511	18,759
Long-term debt	31,989	32,726	33,612	34,510	35,419
Other liabilities	16,438	13,240	7,693	11,330	9,381
Total liabilities	1,477,324	1,464,419	1,477,340	1,484,707	1,469,682
Stockholders’ equity	248,954	246,920	246,396	244,696	238,757
Total liabilities and stockholders’ equity	$1,726,278	$1,711,339	$1,723,736	$1,729,403	$1,708,439

Peoples Financial Services Corp.

Asset Quality Data

(In thousands)

At quarter end	June 30 2015	Mar 31 2015	Dec 31 2014	Sept 30 2014	June 30 2014

Nonperforming assets:
Nonaccrual/restructured loans	$9,143	$9,736	$8,699	$11,324	$13,616
Accruing loans past due 90 days or more	1,072	1,237	1,623	955	1,693
Foreclosed assets	334	324	561	840	626
Total nonperforming assets	$10,549	$11,297	$10,883	$13,119	$15,935

Three months ended

Allowance for loan losses:
Beginning balance	$10,803	$10,338	$10,171	$9,622	$8,859
Charge-offs	174	365	641	177	790
Recoveries	49	80	8	60	352
Provision for loan losses	750	750	800	666	1,201
Ending balance	$11,428	$10,803	$10,338	$10,171	$9,622

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	June 30 2015	Mar 31 2015	Dec 31 2014	Sept 30 2014	June 30 2014
Three months ended

Core net income per share:
Net income GAAP	$4,431	$5,044	$4,384	$5,236	$3,331
Adjustments:
Less: Gains on sale of investment securities, net of tax		541		456	104
Add: Acquisition related expenses, net of tax				71	655
Net income Core	$4,431	$4,503	$4,384	$4,851	$3,882

Average common shares outstanding	7,546,198	7,548,358	7,548,358	7,548,358	7,548,358

Core net income per share	$0.59	$0.60	$0.58	$0.65	$0.51

Tangible book value:
Total stockholders’ equity	$250,404	$249,458	$246,779	$246,069	$244,165
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net	4,901	5,197	5,501	5,826	6,159
Total tangible stockholders’ equity	$182,133	$180,891	$177,908	$176,873	$174,636

Common shares outstanding	7,546,198	7,548,358	7,548,358	7,548,358	7,548,358

Tangible book value per share	$24.14	$23.96	$23.57	$23.43	$23.14

Core return on average stockholders’ equity:
Net income GAAP	$4,431	$5,044	$4,384	$5,236	$3,331
Adjustments:
Less: Gains on sale of investment securities, net of tax		541		456	104
Add: Acquisition related expenses, net of tax				71	655
Net income Core	$4,431	$4,503	$4,384	$4,851	$3,882

Average stockholders’ equity	$248,954	$246,920	$246,396	$244,696	$238,757

Core return on average stockholders’ equity	7.14%	7.40%	7.06%	7.87%	6.52%

Return on average tangible equity:
Net income GAAP	$4,431	$5,044	$4,384	$5,236	$3,331

Average stockholders’ equity	$248,954	$246,920	$246,396	$244,696	$238,757
Less: average intangibles	68,419	68,719	69,034	69,363	69,696
Average tangible stockholders’ equity	$180,535	$178,201	$177,362	$175,333	$169,061

Return on average tangible stockholders’ equity	9.84%	11.48%	9.81%	11.85%	7.90%

Core return on average tangible stockholders’ equity:
Net income GAAP	$4,431	$5,044	$4,384	$5,236	$3,331
Adjustments:
Less: Gains on sale of investment securities, net of tax		541		456	104
Add: Acquisition related expenses, net of tax				71	655
Net income Core	$4,431	$4,503	$4,384	$4,851	$3,882

Average stockholders’ equity	$248,954	$246,920	$246,396	$244,696	$238,757
Less: average intangibles	68,419	68,719	69,034	69,363	69,696
Average tangible stockholders’ equity	$180,535	$178,201	$177,362	$175,333	$169,061

Core return on average tangible stockholders’ equity	9.84%	10.25%	9.81%	10.98%	9.21%

Core return on average assets:
Net income GAAP	$4,431	$5,044	$4,384	$5,236	$3,331
Adjustments:
Less: Gains on sale of investment securities, net of tax		541		456	104
Add: Acquisition related expenses, net of tax				71	655
Net income Core	$4,431	$4,503	$4,384	$4,851	$3,882

Average assets	$1,726,278	$1,711,339	$1,723,736	$1,729,403	$1,708,439

Core return on average assets	1.03%	1.07%	1.01%	1.11%	0.91%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	June 30 2015	June 30 2014
Six months ended

Core net income per share:
Net income GAAP	$9,475	$8,029
Adjustments:
Less: Gains on sale of investment securities, net of tax	541	104
Add: Acquisition related expenses, net of tax		1,050
Net income Core	$8,934	$8,975

Average common shares outstanding	7,547,272	7,549,300

Core net income per share	$1.18	$1.19